SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                   FORM 8-K/A1

    Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

    Date of Report (Date of earliest event reported) February 18, 2000
                          -----------------


                         Greg Manning Auctions, Inc.

                  (Exact name of registrant as specified in charter)


        New York                    1-11988                  22-2365834
    ----------------------      -----------------            ----------
(State or other jurisdiction   (Commission File Number)     (IRS Employer
     of incorporation)                                      Identification No.)

775 Passaic Avenue, West Caldwell, New Jersey      07006
---------------------------------------------      -----
     (Address of principal executive offices)   (Zip Code)

Registrant's telephone number, including area code: (973) 882-0004
                                                    --------------

                                 Not Applicable

        (Former name or former address, if changed since last report)





                               Page 1 of 45 pages.

Item 7.     Financial Statements, Pro Forma Financial Information and Exhibits

(a)      Financial statements of business acquired.

    Set forth below on pages 3 through 30 are the financial statements of the business acquired required to be set forth in the registrant's Current Report on Form 8-K dated March 6, 2000, which report is hereby amended. The following are included:

             Report of Independent Public Accountants

             Consolidated Balance Sheet - December 31, 1998

             Consolidated Statement of Income and Retained Earnings (Deficit)
                  for the year ended December 31, 1998

             Consolidated Statement of Cash Flows for the year ended December
                  31, 1998

             Schedule Supporting Consolidated Statement of Cash Flows for the
                  year ended December 31, 1998

             Notes to Consolidated Financial Statements

             Report of Independent Public Accountants

             Consolidated Balance Sheet - September 30, 1999

             Consolidated  Statement of Income and Retained  Earnings  (Deficit)
                    for the nine months ended September 30, 1999

             Consolidated Statement of Cash Flows for the nine months ended
                    September 30, 1999

             Schedule  Supporting  Consolidated  Statement of Cash Flows for the
                    nine months ended September 30, 1999

             Notes to Consolidated Financial Statements

             Additional financial statements of business acquired:

                      Consolidated Balance Sheet - December 31, 1999 (Unaudited)

                      Consolidated Statements of Operations for the three and
                            six months ended December 31, 1999 (Unaudited)

                      Consolidated Statements of Cash Flows for the six months
                            ended December 31, 1998 and 1999 (Unaudited)

                      Consolidated Statements of Comprehensive Income for the
                            six months ended December 31, 1998 and 1999
                            (Unaudited)

(b)      Pro Forma Financial Information

    Set forth on pages 31 through 40 is pro forma financial information required to be set forth in registrant's Current Report on Form 8-K dated March 6, 2000, which report is hereby amended. The following are included:

             Pro Forma Condensed Combined Balance Sheet dated December 31, 1999
                 (Unaudited)

             Pro Forma Condensed Combined Statements of Operations for the years ended June 30, 1998 and 1999 (Unaudited)

             Pro Forma Condensed Combined Statements of Operations for the three and six months ended December 31, 1998 and 1999 (Unaudited)

             Pro Forma Condensed Combined Statement of Comprehensive Income for the six months ended December 31, 1998 and 1999 (Unaudited)


(c)      Exhibits

             Consent of Independent Accountants

                                                             November 3, 1999,
                                                         except as for Note 11
                                                       as to which the date is
                                                             December 23, 1999
Board of Directors
Spectrum Numismatics International, Inc.
Santa Ana, California


                          INDEPENDENT AUDITOR'S REPORT

We have audited the accompanying consolidated balance sheet of Spectrum Numismatics International, Inc. and subsidiary as of December 31, 1998, and the related consolidated statements of income and retained earnings (deficit), and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Spectrum Numismatics International, Inc. and subsidiary as of December 31, 1998, and the results of their operations and their cash flows for the year then ended, in conformity with generally accepted accounting principles.

Braverman, Codron & Co.
Certified Public Accountants
Beverly Hills, California

                   SPECTRUM NUMISMATICS INTERNATIONAL, INC. AND SUBSIDIARY

                            CONSOLIDATED BALANCE SHEET
                                 December 31, 1998

                              ASSETS

Current assets:

   Cash                                                   $      872,169
   Accounts receivable (Notes 2D, 4A and 9)                    2,263,960
   Inventories (Notes 2E, 4A, 5C and 9)                        8,190,653
   Notes receivable - employee                                    29,201
   Prepaid expenses and other current assets                      80,497
                                                           --------------
      Total current assets                                    11,436,480
Property and equipment, net of accumulated
      depreciation (Note 2F)                                      27,410
Other assets:

   Intangible assets, net of accumulated
      amortization (Note 2G)                                       2,093
   Deposits                                                        2,727
   Investment in limited liability companies (Notes
                2J and 3)                                        711,908
                                                           --------------
                                                          $   12,180,618

                         LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:

   Note payable - bank (Note 9)                           $    3,700,000
   Notes payable - related parties (Note 4B)                   5,000,000
   Accounts payable and accrued expenses (Note 4A)             3,055,187
                                                           --------------
      Total current liabilities                               11,755,187
Other liabilities:

   Minority interest (Note 2B)                                     5,004
                                                           --------------
      Total liabilities                                       11,760,191



Commitments  (Note 5)
Stockholders' equity:
   Common stock (Note 2I) -
     Series A - no par value,
       10,000 shares authorized; 2,807 shares
       issued and outstanding (Note 5B)                         403,317
     Series B - no par value,
       5,000 shares authorized; 3,236 shares
       issued and outstanding                                   125,000
   Deficit                                                     (107,890)
                                                               ---------
     Total stockholders' equity                                 420,427
                                                        -----------------
                                                         $   12,180,618

   See  accompanying  notes  to  consolidated   financial statements.

           SPECTRUM NUMISMATICS INTERNATIONAL, INC. AND SUBSIDIARY CONSOLIDATED STATEMENT OF INCOME AND RETAINED EARNINGS (DEFICIT)
                      Year ended December 31, 1998

Sales (Note 4A)                                          $   53,948,979

Cost of sales (Note 4A)                                      48,704,080
                                                          --------------
Gross profit                                                  5,244,899

Operating expenses                                            5,392,541
                                                          --------------

Loss from operations                                           (147,642)

Other income -
   Income from limited liability companies (Note 3)             237,454
   Interest income (Note 4E)                                     96,491

Other expense -
   Minority interest                                             (1,930)
                                                           --------------

Income before provision for taxes                               184,373

Provision for taxes (Notes 2H and 7)                                800
                                                           --------------

Net income                                                      183,573

Deficit, January 1, 1998                                       (179,958)

Less dividends                                                 (111,505)
                                                           --------------

Deficit, December 31, 1998                               $     (107,890)
















  See  accompanying  notes  to  consolidated   financial statements.

   SPECTRUM NUMISMATICS INTERNATIONAL, INC. AND SUBSIDIARY

                 CONSOLIDATED STATEMENT OF CASH FLOWS
                      Increase (Decrease) in Cash
                  For the year ended December 31, 1998



Cash flows from operating activities:

   Cash received from customers                           $   53,711,808
   Cash paid to suppliers and employees                      (53,830,477)
   Consulting fees paid to related party                        (786,423)
   Interest received                                              96,491
   Interest paid                                              (1,063,704)
                                                           ---------------

          Net cash used in operating activities               (1,872,305)




Cash flows from investing activities:

   Investment in limited liability companies                     (120,144)
   Repayment of loan to related party                             195,223
   Purchases of property and equipment                            (31,386)
                                                             --------------

          Net cash provided by investing activities                43,693




Cash flows from financing activities:

   Proceeds from bank loan                                      6,000,000
   Repayment of bank loan                                      (2,900,000)
   Proceeds from related parties loans                          1,625,000
   Payments on borrowings from related parties                 (2,300,000)
   Dividends paid                                                (111,505)
                                                             --------------

          Net cash provided by financing activities             2,313,495




Net increase in cash                                              484,883
Cash, January 1, 1998                                             387,286
                                                            --------------
Cash, December 31, 1998                                    $      872,169




Supplemental disclosure of noncash investing activities:

   Common stock issued (Note 5B)



  See  accompanying  notes  to  consolidated   financial statements.

                 SPECTRUM NUMISMATICS INTERNATIONAL, INC. AND SUBSIDIARY
                SCHEDULE SUPPORTING CONSOLIDATED STATEMENT OF CASH FLOWS
                         For the year ended December 31, 1998


Reconciliation of net income to net cash used in operating activities:

    Net income                                             $       183,573

    Adjustments  to  reconcile  net  income
    to net  cash  used  in  operating activities:

            Income from limited liability companies               (237,454)
            Depreciation and amortization                           38,502
            Minority interest                                        1,930
            Increase in accounts receivable                       (237,171)
            Decrease in inventories                                649,791
            Decrease in prepaid expenses and other current
                assets                                              22,281
            Decrease in accounts payable and accrued expenses   (2,288,065)
            Decrease in franchise taxes payable                     (5,692)
                                                              ---------------
      Net cash used in operating activities                $    (1,872,305)

  See  accompanying  notes  to  consolidated   financial statements.

            SPECTRUM NUMISMATICS INTERNATIONAL, INC. AND SUBSIDIARY
                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                               December 31, 1998


Note 1 -      NATURE OF OPERATIONS:

              Spectrum Numismatics International, Inc. (Spectrum) was formed on February 22, 1991, and is a wholesale dealer of rare and investment grade coins, selling to other dealers, retail operations, and other interested parties, primarily within the United States.

              Spectrum has a 99% membership interest in Kensington Associates, LLC (Kensington), which was formed in December 1996 as a holding company for its investments in two coin companies.

Note 2 -      SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

              A.    PERVASIVENESS OF ESTIMATES -

                    The  preparation of financial  statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

              B.    PRINCIPLES OF CONSOLIDATION -
                    The accompanying  financial  statements include the accounts
                   of  Spectrum  and  Kensington.   All  material   intercompany
                   accounts and transactions have been eliminated.

                   The minority interest on the balance sheet represents the 1% equity of the minority stockholder in Kensington.

                   Spectrum  and  Kensington,   collectively,   are  hereinafter
referred to as "the Company".

              C.    CASH AND CASH EQUIVALENTS -

                    Cash equivalents are highly liquid investments with a maturity of three months or less from date of acquisition.

                    The Company maintains its cash in bank accounts which, at times, exceed federally insured limits. The Company has not experienced any losses in such accounts.

              D.    ACCOUNTS RECEIVABLE -

                    Management considers all receivables to be collectible and, therefore, has not established an allowance for doubtful accounts.

          SPECTRUM NUMISMATICS INTERNATIONAL, INC. AND SUBSIDIARY
                NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                               (Continued)
                            December 31, 1998


Note 2 -      CONTINUED:

              E.    INVENTORIES -

                    Inventories are stated at the lower of cost (specific identification method) or market.

              F.    PROPERTY AND EQUIPMENT -

                    The cost of property and equipment is depreciated using the straight-line and accelerated methods over estimated useful lives of the assets ranging from five to seven years.

                    Property and equipment as of December 31, 1998 consisted of the following:

                     Machinery and equipment            $    159,785
                     Furniture and fixtures                   33,339
                     Leasehold improvements                    1,978
                                                         ------------
                                                             195,102

                         Less accumulated depreciation      (167,692)
                                                          ------------
                                                        $     27,410


              G.    INTANGIBLE ASSETS -
                    Intangible  assets at  December  31, 1998  consisted  of the following:

                                        Amortization
                                         period in
                                           months

   Covenant not to compete                   36               $    100,000
   Organization costs - Spectrum             60                     11,783
   Organization costs - Kensington           60                      3,487
                                                               ------------
                                                                   115,270

    Less accumulated amortization                                 (113,177)
                                                               ------------
                                                              $      2,093



              H.    INCOME TAXES -
                    Spectrum has elected to be treated as an "S" corporation for income tax purposes. As such, it is not generally subject to income taxes, other than a 1-1/2% California franchise tax (see Note 7), since its income is reportable by its stockholders on their respective income tax returns.

                   Kensington, which is a limited liability company, does not provide for income taxes since it is not a taxpaying entity. Instead, members' distributive shares of income and other items are reported in their respective tax returns.

             SPECTRUM NUMISMATICS INTERNATIONAL, INC. AND SUBSIDIARY

                    NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (Continued)
                                December 31, 1998

Note 2 -      CONTINUED:

                   The  Company   provides  for  deferred   taxes  on  temporary
                    differences between financial and income tax reporting. The temporary differences result from use of different depreciation methods between financial and income tax reporting, the capitalization of certain operating expenses as inventory for income tax reporting pursuant to Section 263A of the Internal Revenue Code, and the accrual of interest on related party debt for financial reporting which is not deductible in the same period for income tax purposes. The deferred tax assets in the amount of $2,700 resulting from these temporary differences as of December 31, 1998 are included in "prepaid expenses and other current assets".

              I.    CAPITAL STRUCTURE -
                    Spectrum  has both Series A common stock and Series B common stock outstanding. Stockholders of Series A stock have 1 vote per share. Stockholders of Series B stock have 5 votes per share. The Board of Directors consists of three members, of one which is elected by the stockholders of Series A stock and two of which are elected by the stockholders of Series B stock. During the year ended December 31, 1998, Spectrum issued 1,550 shares of Series A common stock pursuant to a stock option agreement (see Note 5B). Proceeds in the amount of $274,598 were recorded as an increase in capital stock.

J.       INVESTMENTS IN LIMITED LIABILITY COMPANIES -
                   The Company accounts for its investments under the "equity method", whereby the carrying value of its investments is increased by capital contributions and earnings and decreased by distributions and losses.

              K.    UNCERTAINTY DUE TO THE YEAR 2000 ISSUE -

                    The Year 2000 issue arises because many computerize systems use two digits rather than four to identify a year. Date-sensitive systems may recognize the year 2000 as 1900 or some other date, resulting in errors when information using year 2000 dates is processed. In addition, similar problems may arise in some systems which use certain dates in 1999 to represent something other than a date. The effects of the Year 2000 issue may be experienced before, on, or after January 1, 2000 and, if not addressed, the impact on operations and financial reporting may range from minor errors to significant systems failure which could affect an entity's ability to conduct normal business operations. It is not possible to be certain that all aspects the Year 2000 issue affecting the entity, including those related to the efforts of customers, suppliers, or other third parties, will be fully resolved.

Note 3 -      INVESTMENTS IN LIMITED LIABILITY COMPANIES:

              The Company owns a 25% membership interest and a 20% membership interest, respectively, in two coin companies (Companies "A" and "B", respectively). The following is condensed financial information of the limited liability companies as of December 31, 1998:

          SPECTRUM NUMISMATICS INTERNATIONAL, INC. AND SUBSIDIARY

                NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                               (Continued)
                            December 31, 1998
                                           Company           Company
                                              A                 B
                                       ---------------       --------
                                                  (Unaudited)

          Balance sheet -
           Current assets          $      191,998       $      862,295
           Noncurrent assets                1,817              692,421
                                       -------------      --------------

           Total assets                   193,815            1,554,716

          Current liabilities              11,153              298,497
                                      -------------         ------------

          Members' Equity           $     182,662        $   1,256,219
                                      =============        =============

       Statement of income -
        Revenues                     $   3,421,148       $    27,720,870
        Cost of goods sold              (3,046,359)          (22,644,790)
        Operating expenses                (286,328)           (3,986,035)
                                      -------------       ---------------

             Net income              $      88,461       $     1,090,045


              The carrying amount of the Company's investments is different from its respective percentage shares in the underlying equity of the limited liability companies, due to disproportionate capital contributions made by the Company.

              In February 1999, Company A was sold in exchange for cash and shares of common stock of another company (Company "C"). In addition, Spectrum purchased 20,000 shares of Company C for $5 per share through a private placement offering in April 1999.

              On June 30, 1999, Spectrum was granted stock options for 21,000 shares of common stock under the terms of a nonqualified stock option agreement with Company C. The stock options are exercisable on April 1, 2006 at $5 per share. However, if Company C generates a specified amount of gross revenues from coins supplied by Spectrum, certain of the shares would vest (and thus become exercisable) on each respective anniversary date of the stock option agreement.

             SPECTRUM NUMISMATICS INTERNATIONAL, INC. AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                  (Continued)
                               December 31, 1998


Note 4 -      RELATED PARTY TRANSACTIONS:

              A. Included in sales are $20.9 million of sales to related entities, and included in cost of sales are $2.2 million of purchases from related entities. No losses have occurred on these related party transactions. Accounts receivable include $469,400 from related entities. Accounts payable include $45,850 owed to related parties.

              B. The Company was indebted to related parties under the terms of three secured notes all bearing interest at 10% per annum, payable monthly, and due on demand or, if no demand is made, then on December 31, 2001. The total outstanding balance on these notes at December 31, 1998 was $5 million. The notes are collaterized by all assets of Spectrum, evidenced by security agreements, and allow for aggregate borrowings of up to $7.6 million.

                    Interest expense on the related party debt totaled $526,875 for the year ended December 31, 1998.

                    Related party debts up to $2 million are subordinated to Spectrum's indebtedness to Bank of America Illinois (see
                    Note 9).

              C.    The Company paid consulting fees of $746,506 to related
                        parties.

              D.    The Company paid guarantee fee of $39,917 to a related
                        party.

              E.    Interest income from related parties totaled approximately
                        $45,000 for the year ended December 31, 1998.


Note 5 -      COMMITMENTS:

A.       LEASE COMMITMENTS -
                   The Company leases its premises in Santa Ana, California under an operating lease agreement that expires March 31, 2000. The lease calls for monthly payments of $2,815, plus a share of the lessor's increase in its operating costs.

                    Future minimum annual payments under the lease as of December 31, 1998 are as follows:

                    Year ending December 31,

                            1999                     $    33,780
                            2000                           8,445
                                                      -----------
                                                     $    42,225

             SPECTRUM NUMISMATICS INTERNATIONAL, INC. AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                (Continued)
                             December 31, 1998

              B.    STOCK OPTION AGREEMENT -

                   Spectrum has entered into a Stock Option Agreement with an officer which allows him the option to purchase shares of Series A common stock. The shares available to him for purchase are as follows:

        Number of Shares                                          Exercise
-------------------------------------                               price
Beginning                   End          Expiration                  per
 of year    Exercised     of year           Date                    share
---------   ---------     -------  ---------------------------       ---
 1,768        1,550*        218           December 31, 1999          $177


                    * The officer exercised the option for 1,550 shares in January 1998 for $247,598, which was paid to the Company on December 31, 1997.

              C.    "SPLIT DEALS" -
                    The Company has  arrangements  with certain parties to share the net profit or loss attributable to the sales of specific items of its inventories. As of December 31, 1998, the amount of inventories subject to these arrangements was approximately $5.7 million.

Note 6 -      RETIREMENT PLAN:

              The Company has maintained a Salary Reduction Simplified Employee Pension Plan since March 1993. The Plan is funded through employee salary deferrals. Each employee can contribute as much as 15% of his compensation up to the maximum amount allowable under Internal Revenue Code ($10,000 for 1998). For 1998, the Company has also agreed to contribute 3% of participating employees' compensation, but the combined amount of employer and employee contributions cannot exceed the maximum allowable amount ($24,000 per employee for 1998). For the year ended December 31, 1998, the board of directors has authorized the Company to contribute $30,000 to the Plan.

Note 7 -      PROVISION FOR TAXES:

              The provision for California franchise tax for the year ended
                December 31, 1998 is as follows:

           Current payable                               $       800
            Deferred                                              -
                                                            ---------
                                                         $       800

             SPECTRUM NUMISMATICS INTERNATIONAL, INC. AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (Continued)

                                December 31, 1998

Note 8 -      BUSINESS CONCENTRATIONS:

              The Company's two largest customers accounted for 30% of net sales for the year ended December 31, 1998.

              The Company has concentration of credit risk with respect to accounts receivable. Two customers accounted for 76% of accounts receivable at December 31, 1998. The Company performs ongoing credit evaluations of its customers and generally does not require collateral.

Note 9 - NOTE PAYABLE - BANK:

              Spectrum has a loan agreement with Bank of America Illinois which provides for borrowings under a revolving note, originally dated January 20, 1997, and renewed on April 20, 1998, allowing for borrowings of up to $4,000,000, with interest payable monthly at the bank's reference rate of interest. As of December 31, 1998, the outstanding balance owed was $3,700,000.

              The loan is secured by eligible inventories and accounts receivable. A stockholder of Spectrum has personally guaranteed repayment of the debt. In addition, the loan agreement contains certain restrictions regarding borrowings from other parties.

              The outstanding principal plus unpaid interest was to be due on April 20, 1999, but this due date was extended for 60 days.

              As of June 18, 1999, the loan was renegotiated allowing for borrowing of up to $7,000,000 with the same interest rate as above and maturing on June 18, 2000. The loan continues to be secured by eligible inventories and accounts receivable, and the personal guarantee of a stockholder of Spectrum. In addition, the stockholder has executed two deeds of trust on real property as security for the borrowings.

Note 10 -     SETTLEMENT OF LITIGATION:

              During the year ended December 31, 1998, the Company settled a lawsuit, to which it was a party, without monetary damages;
              however, it incurred legal fees and other related expenses of approximately $530,000.

Note 11 -     SUBSEQUENT EVENT

              On December 8, 1999, the Company entered into an agreement to be acquired by Greg Manning Auctions, Incorporated, subject to stockholders' approval.

                                                              November 3, 1999
                                                         except as for Note 11
                                                       as to which the date is
                                                             December 23, 1999




Board of Directors

Spectrum Numismatics International, Inc.
Santa Ana, California


                          INDEPENDENT AUDITOR'S REPORT

We have audited the accompanying consolidated balance sheet of Spectrum Numismatics International, Inc. and subsidiary as of September 30, 1999, and the related consolidated statements of income and retained earnings (deficit), and cash flows for the nine months then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Spectrum Numismatics International, Inc. and subsidiary as of September 30, 1999, and the results of their operations and their cash flows for the nine months then ended, in conformity with generally accepted accounting principles.

Braverman, Codron & Co.
Certified Public Accountants
Beverly Hills, California

          SPECTRUM NUMISMATICS INTERNATIONAL, INC. AND SUBSIDIARY
                        CONSOLIDATED BALANCE SHEET
                             September 30, 1999
                           ASSETS

Current assets:

   Cash                                                        $      988,466
   Accounts receivable (Notes 2D, 5A and 10)                        2,656,733
   Inventories (Notes 2E, 6C and 10)                                9,571,784
   Notes receivable - employee                                         25,201
   Prepaid expenses and other current assets                           60,313
                                                                --------------
      Total current assets                                         13,302,497
Property and equipment, net of accumulated
      depreciation (Note 2F)                                           25,022
Other assets:

   Investment in limited liability company (Notes 2I and 3)           633,983
   Investment in common stock (Note 4)                                385,000
   Deposits and other assets                                           27,627
                                                                --------------
                                                               $   14,374,129

                             LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:

   Note payable - bank (Note 10)                               $    4,925,000
   Notes payable - related parties (Note 5B)                        4,750,000
   Accounts payable and accrued expenses (Note 5A)                  3,689,655
   Income tax payable                                                  10,400
                                                                --------------
      Total current liabilities                                    13,375,055
Other liabilities:

   Minority interest (Note 2B)                                          8,240
                                                                --------------
      Total liabilities                                            13,383,295



Commitments and contingencies (Note 6) Stockholders' equity:

   Common stock (Note 2H) -
     Series A - no par value,
       10,000 shares authorized; 2,807 shares
       issued and outstanding (Note 6B)                               403,317
     Series B - no par value,
       5,000 shares authorized; 3,236 shares
       issued and outstanding                                         125,000
   Retained earnings                                                  462,517
                                                                --------------

     Total stockholders' equity                                       990,834
                                                                --------------
                                                               $   14,374,129

  See  accompanying  notes  to  consolidated   financial statements.

             SPECTRUM NUMISMATICS INTERNATIONAL, INC. AND SUBSIDIARY
         CONSOLIDATED STATEMENT OF INCOME AND RETAINED EARNINGS (DEFICIT)
                      Nine months ended September 30, 1999

Sales (Note 5A)                                                 $   43,762,786
Cost of sales (Note 5A)                                             41,413,216
                                                                --------------
Gross profit                                                         2,349,570

Operating expenses                                                   2,176,551
                                                                --------------

Income from operations                                                 173,019

Other income -
   Gain on sale of investment in a coin company (Note 4)               531,834
   Income from limited liability company (Note 3)                       26,241
   Interest income                                                      33,801

Other expense -
   Minority interest                                                    (4,866)
                                                                 --------------

Income before provision for taxes                                      760,029

Provision for taxes (Notes 2G and 8)                                    12,000
                                                                 --------------

Net income                                                             748,029

Deficit, January 1, 1999                                              (107,890)

Less dividends                                                        (177,622)
                                                                 --------------

Retained earnings, September 30, 1999                           $      462,517


 See  accompanying  notes  to  consolidated   financial statements.

   SPECTRUM NUMISMATICS INTERNATIONAL, INC. AND SUBSIDIARY

            CONSOLIDATED STATEMENT OF CASH FLOWS
                 Increase (Decrease) in Cash
              Nine months ended September 30, 1999



Cash flows from operating activities:

   Cash received from customers                                 $   43,370,014
   Cash paid to suppliers and employees                            (43,531,865)
   Consulting fees paid to related party                              (125,586)
   Interest received                                                    33,801
   Interest paid                                                      (649,726)
   Income taxes paid                                                    (1,600)
                                                                 --------------

          Net cash used in operating activities                       (904,962)




Cash flows from investing activities:

   Investment in common stock                                         (100,000)
   Distribution from limited liability company                          49,370
   Repayment of loan to related party                                    4,000
   Purchases of property and equipment                                 (29,489)
   Proceeds from sale of investment                                    300,000
                                                                 --------------

          Net cash provided by investing activities                    223,881




Cash flows from financing activities:

   Proceeds from bank loan                                           2,275,000
   Repayment of bank loan                                           (1,050,000)
   Payments on borrowings from related parties                        (250,000)
   Dividends paid                                                     (177,622)
                                                                 --------------

          Net cash provided by financing activities                    797,378




Net increase in cash                                                   116,297
Cash, January 1, 1999                                                  872,169
                                                                 --------------
Cash, September 30, 1999                                        $      988,466




Supplemental disclosure of noncash investing activities:

   Common stock received from sale of investment (Note 4)      $      285,000




 See  accompanying  notes  to  consolidated   financial statements.

                 SPECTRUM NUMISMATICS INTERNATIONAL, INC. AND SUBSIDIARY
                SCHEDULE SUPPORTING CONSOLIDATED STATEMENT OF CASH FLOWS

                          Nine months ended September 30, 1999

Reconciliation of net income to net cash used in operating activities:

   Net income                                                  $       748,029

   Adjustments  to  reconcile  net  income
   to net  cash  used  in  operating
   activities:

     Gain from sale of investment                                     (531,834)
     Income from limited liability company                             (26,241)
     Depreciation and amortization                                      32,399
     Minority interest                                                   4,866
     Increase in accounts receivable                                  (392,773)
     Increase in inventories                                        (1,381,131)
     Increase in prepaid expenses and other current assets              (2,845)
     Increase in accounts payable and accrued expenses                 634,168
     Increase in income tax payable                                     10,400
                                                                ---------------
   Net cash used in operating activities                       $      (904,962)

  See  accompanying  notes  to  consolidated   financial statements.

               SPECTRUM NUMISMATICS INTERNATIONAL, INC. AND SUBSIDIARY
                      NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                September 30, 1999


Note 1 -      NATURE OF OPERATIONS:

              Spectrum Numismatics International, Inc. (Spectrum) was formed on February 22, 1991, and is a wholesale dealer of rare and investment grade coins, selling to other dealers, retail operations, and other interested parties, primarily within the United States.

              Spectrum has a 99% membership interest in Kensington Associates, LLC (Kensington), which was formed in December 1996 as a holding company for its investments in two coin companies. One of the companies was sold in February 1999 (see Note 4).

Note 2 -      SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

              A.    PERVASIVENESS OF ESTIMATES -

                    The  preparation of financial  statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

              B.    PRINCIPLES OF CONSOLIDATION -
                    The accompanying  financial  statements include the accounts
                   of  Spectrum  and  Kensington.   All  material   intercompany
                   accounts and transactions have been eliminated.

                   The minority interest on the balance sheet represents the 1% equity of the minority member in Kensington.

                   Spectrum  and  Kensington,   collectively,   are  hereinafter
referred to as "the Company".

              C.    CASH AND CASH EQUIVALENTS -

                    Cash equivalents are highly liquid investments with a maturity of three months or less from date of acquisition.

                    The Company maintains its cash in bank accounts which, at times, exceed federally insured limits. The Company has not experienced any losses in such accounts.

              D.    ACCOUNTS RECEIVABLE -

                    Management considers all receivables to be collectible and, therefore, has not established an allowance for doubtful accounts.

    SPECTRUM NUMISMATICS INTERNATIONAL, INC. AND SUBSIDIARY
              NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                              (Continued)
                            September 30, 1999


Note 2 -      CONTINUED:

              E.    INVENTORIES -

                    Inventories are stated at the lower of cost (specific identification method) or market.

              F.    PROPERTY AND EQUIPMENT -

                    The cost of property and equipment is depreciated using the straight-line and accelerated methods over estimated useful lives of the assets ranging from five to seven years.

                    Property and equipment as of September 30, 1999 consisted of the following:

                    Machinery and equipment                   $    185,779
                    Furniture and fixtures                          36,833
                    Leasehold improvements                           1,978
                                                               ------------
                                                                   224,590

                    Less accumulated depreciation                 (199,568)
                                                                ------------
                                                              $     25,022



              G.    INCOME TAXES -
                    Spectrum has elected to be treated as an "S" corporation for income tax purposes. As such, it is not generally subject to income taxes, other than a 1-1/2% California franchise tax (see Note 8), since its income is reportable by its stockholders on their respective income tax returns.

                   Kensington, which is a limited liability company, does not provide for income taxes since it is not a taxpaying entity. Instead, members' distributive shares of income and other items are reported in their respective tax returns.

                   The Company provides for deferred taxes on temporary differences between financial and income tax reporting. The temporary differences result from use of different depreciation methods between financial and income tax reporting, the capitalization of certain operating expenses as inventory for income tax reporting pursuant to Section 263A of the Internal Revenue Code, and the accrual of interest on related party debt for financial reporting which is not deductible in the same period for income tax purposes. The deferred tax assets in the amount of $2,700 resulting from these temporary differences as of September 30, 1999 are included in "prepaid expenses and other current assets".

                 SPECTRUM NUMISMATICS INTERNATIONAL, INC. AND SUBSIDIARY
                       NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                     (Continued)
                                  September 30, 1999

Note 2 -      CONTINUED:

              H.    CAPITAL STRUCTURE -
                    Spectrum has both Series A common stock and Series B common stock outstanding. Stockholders of Series A stock have 1 vote per share. Stockholders of Series B stock have 5 votes per share. The Board of Directors consists of three members, of one which is elected by the stockholders of Series A stock and two of which are elected by the stockholders of Series B stock.

K.       INVESTMENT IN LIMITED LIABILITY COMPANY -
                   The Company accounts for its investment under the "equity method", whereby the carrying value of its investment is increased by capital contributions and earnings and decreased by distributions and losses.

              J.    UNCERTAINTY DUE TO THE YEAR 2000 ISSUE -

                    The Year 2000 issue arises because many computerize systems use two digits rather than four to identify a year. Date-sensitive systems may recognize the year 2000 as 1900 or some other date, resulting in errors when information using year 2000 dates is processed. In addition, similar problems may arise in some systems which use certain dates in 1999 to represent something other than a date. The effects of the Year 2000 issue may be experienced before, on, or after January 1, 2000 and, if not addressed, the impact on operations and financial reporting may range from minor errors to significant systems failure which could affect an entity's ability to conduct normal business operations. It is not possible to be certain that all aspects the Year 2000 issue affecting the entity, including those related to the efforts of customers, suppliers, or other third parties, will be fully resolved.

Note 3 -      INVESTMENT IN LIMITED LIABILITY COMPANY:

              The Company owns a 20% membership interest in a coin company. The following is condensed financial information of the limited liability company as of September 30, 1999:

                                                                 (Unaudited)

             Balance sheet -
               Current assets                                $    1,274,057
               Noncurrent assets                                    649,866
                                                              --------------

               Total assets                                       1,923,923

               Current liabilities                                  576,863
                                                               --------------

               Members' equity                               $    1,347,060


             Statement of income -
               Revenues                                     $    18,826,375
               Cost of goods sold                               (15,941,635)
               Operating expenses                                (2,753,535)
                                                             ---------------

                 Net income                                 $       131,205


              The carrying amount of the Company's investment is different in the coin company from its respective percentage share in the underlying equity of the limited liability company due to disproportionate capital contributions made by the Company.

Note 4 -      INVESTMENT IN COMMON STOCK:

              In February 1999, one of the coin companies was sold in exchange for cash and shares of common stock of another company (the corporation). As a result, Spectrum received 57,000 shares of the corporation valued at $5 per share. This value was determined as based on the $5 per share price paid by Spectrum for 20,000 shares that it purchased through a private placement offering in April 1999.

              On June 30, 1999, Spectrum was granted stock options for 21,000 shares of common stock under the terms of a nonqualified stock option agreement with the corporation. The stock options are exercisable on April 1, 2006 at $5 per share. However, if the corporation generates a specified amount of gross revenues from coins supplied by Spectrum, certain of the shares would vest (and thus become exercisable) on each respective anniversary date of the stock option agreement.

              As of September 30, 1999, the shares of common stock in the corporation were restricted, not yet registered under the Securities Act of 1993. Subsequently, on November 3, 1999, the corporation had a public offering and registered all of the above shares. However, the Company is restricted from selling its shares of the corporation until May 2000.

            SPECTRUM NUMISMATICS INTERNATIONAL, INC. AND SUBSIDIARY
                     NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                    (Continued)
                                September 30, 1999

Note 5 -      RELATED PARTY TRANSACTIONS:

              A. Included in sales are $11.6 million of sales to related entities, and included in cost of sales are $4.6 million of purchases from related entities. No losses have occurred on these related party transactions. Accounts receivable include $971,452 from related entities. Accounts payable include $233,271 owed to related parties.

              B. The Company was indebted to related parties under the terms of three secured notes all bearing interest at 10% per annum, payable monthly, and due on demand or, if no demand is made, then on December 31, 2001. The total outstanding balance on these notes at September 30, 1999 was $4.75 million. The notes are collaterized by all assets of Spectrum, evidenced by security agreements, and allow for aggregate borrowings of up to $7.6 million.

                    Interest expense on the related party debt totaled $370,654 for the nine months ended September 30, 1999.

                    Related party debts up to $2 million are subordinated to Spectrum's indebtedness to Bank of America Illinois (see
                    Note 10).

C.       The Company paid a consulting fee of $59,994 to a related party

D.       The Company paid a guarantee fee of $65,592 to a related party.


Note 6 -      COMMITMENTS AND CONTINGENCIES:

B.       LEASE COMMITMENTS -
                   The Company leases its premises in Santa Ana, California under an operating lease agreement that expires March 31, 2000. The lease calls for monthly payments of $2,815, plus a share of the lessor's increase in its operating costs.

                    Future minimum annual payments under the lease as of September 30, 1999 are $16,890.

              B.    STOCK OPTION AGREEMENT -
                    Spectrum has entered into a Stock Option  Agreement  with an officer which allows him the option to purchase shares of Series A common stock. The shares available to him for purchase are as follows:

    Number of Shares                                                  Exercise
-----------------------------------
Beginning                    End            Expiration                  price
of year    Exercised     of period           Date                     per share
---------  ---------     ---------   ----------------------------    ----------

    218       0             218                 December 31, 1999       $177

              C.    "SPLIT DEALS" -
                    The Company has  arrangements  with certain parties to share the net profit or loss attributable to the sales of specific items of its inventories. As of September 30, 1999, the amount of inventories subject to these arrangements was approximately $6.7 million.

Note 7 -      RETIREMENT PLAN:

              The Company has maintained a Salary Reduction Simplified Employee Pension Plan since March 1993. The Plan is funded through employee salary deferrals. Each employee can contribute as much as 15% of his compensation up to the maximum amount allowable under Internal Revenue Code ($10,000 for 1999). The Company has agreed to contribute 3% of participating employees' compensation for the year 1999. The combined amount of employer and employee contributions cannot exceed the maximum allowable amount ($24,000 per employee for 1999). The total accrued contribution as of September 30, 1999 is approximately $23,000.

Note 8 -      PROVISION FOR TAXES:

              The provision for California franchise tax for the nine months ended September 30, 1999 is as follows:

                Current payable                               $    12,000
                Deferred                                              -
                                                                 ---------

                Net income                                    $    12,000


Note 9 -      BUSINESS CONCENTRATIONS:

              The Company's two largest customers accounted for 30% of net sales for the nine months ended September 30, 1999.

              The Company has concentration of credit risk with respect to accounts receivable. Two customers accounted for 44% of accounts receivable at September 30, 1999. The Company performs ongoing credit evaluations of its customers and generally does not require collateral.

Note 10 -     NOTE PAYABLE - BANK:

              Spectrum has a loan agreement with Bank of America Illinois which matures on June 18, 2000 and provides for borrowings under a revolving note, originally dated January 20, 1997, and renewed on June 18, 1999, allowing for borrowings of up to $7 million, with interest payable monthly at the bank's reference rate of interest. As of September 30, 1999, the outstanding balance owed was $4,925,000.

              The  loan  is  secured  by  eligible   inventories   and  accounts
              receivable. A stockholder of Spectrum has personally guaranteed repayment of the debt. In addition, the loan is secured by property owned by the stockholder.

Note 11 -     SUBSEQUENT EVENT

              On December 8, 1999, the Company entered into an agreement to be acquired by Greg Manning Auctions, Incorporated, subject to stockholders' approval.

                    Spectrum Numismatics International, Inc.
                                and Subsidiary
                          Consolidated Balance Sheet
                                December 31, 1999
                                    (Unaudited)

ASSETS

Current assets:
   Cash                                                   $           301,599
    Accounts receivable                                               871,077
    Inventories                                                     7,309,989
    Notes receivable - employee                                        17,201
    Prepaid expenses and other current assets                         148,802
                                                              ----------------
      Total current assets                                          8,648,668

   Property and equipment, net of accumulated
        depreciation                                                   14,266
   Intangible - net of accumulated amortization                         1,395

   Other assets:
     Investment in limited liability companies                        662,830
     Investment in common stock                                       138,166
     Deposits                                                           2,724
                                                              ----------------
        Total Assets                                      $         9,468,049
                                                              ================

   Liabilities and Stockholders' Equity

Current liabilities:
    Notes payable - bank                                  $         7,825,000
    Accounts payable and accrued expenses                           1,236,396
                                                              ----------------
     Total current liabilities                                      9,061,396

Other liabilities
    Minority interest                                                   4,298
                                                              ----------------
      Total Liabilities                                             9,065,694

Stockholders' equity
  Common Stock-
    Series A - no par value, 10,000 shares
    authorized; 3,025 shares issued
    and outstanding                                                   441,938

    Series B - no par value, 5,000 shares
    authorized; 3,236 shares issued
    and outstanding                                                   125,000

    Retained earnings                                                (164,583)
                                                              ----------------
     Total Stockholders' Equity                                       402,355
                                                              ----------------
     Total Liabilities and Stockholders' Equity           $         9,468,049
                                                              ================

                    Spectrum Numismatics International, Inc.
                       Consolidated Statement of Operations
                                  (Unaudited)

                                           Three Months Ended                          Six Months Ended
                                                December 31,                              December 31,
                                       --------------------------------       -------------------------------------
                                            1998              1999               1998                1999
                                       ---------------    -------------       ---------------    ------------------

 Sales                              $      14,784,219  $     9,386,705     $       30,459,019  $     20,951,810
 Cost of Sales                             13,774,156        8,961,558             28,197,920        19,966,420
                                       ---------------    -------------        ---------------    ------------------
 Gross Profit                               1,010,063          425,147              2,261,099           985,390

 Marketing                                     70,890          107,930                241,277           143,726
 General + Administrative                   2,088,160          616,045              2,372,310           921,665
                                       ---------------    -------------        ---------------    ------------------
 Total SGA                                  2,159,050          723,975              2,613,587         1,065,391
                                       ---------------    -------------        ---------------    ------------------
 Operating Income (Loss)                  (1,148,987)        (298,828)               (352,488)          (80,001)

 Interest Income                               61,898           59,707                 54,760            14,527
 Gain on Investment in LLC                                      80,087                431,510            80,087
 Other Income                                                                          36,158            48,682
 Interest Expense                            (246,448)        (192,174)              (522,894)         (426,020)
 Minority Interest                                952             (495)                (1,794)             (439)
                                       ---------------    -------------        ---------------    ------------------
 Net Income (Loss)                   $     (1,332,585)  $     (351,703)     $        (354,748)   $     (363,164)
                                       ===============    =============        ===============    ==================

            Spectrum Numismatics International, Inc. and Subsidiary
                      Consolidated Statements of Cash Flows
                      For the Six Months Ended December 31,
                                   (Unaudited)

                                                 1998                1999
                                             ------------        ------------

 Cash flows from operating activities:
      Net Income (loss)                   $    (363,163)          $ (354,748)
       Adjustments to reconcile net income to
       net cash from operating activities:
          Depreciation and amortization          20,210               22,425
          (Increase) decrease in assets:
               Auctions/Accounts receivable   1,600,783            1,805,083
               Inventory                        418,337            2,147,373
               Prepaid expenses and deposits        931              448,130
          Increase (decrease) in liabilities:
               Payable to third-party
                consignors                                          (116,432)
               Accounts payable              (1,892,702)          (2,563,104)
               Accrued expenses and other
                liabilities                    (333,198)             (88,403)
                                             ------------      ---------------
                                               (548,802)           1,300,324

 Cash flows from investing activities
      Capital expenditures for property
        and equipment                             -                  (18,000)
      Investment in joint venture              (200,860)             (53,587)
      Proceeds from sale of marketable
        securities                                                     7,500
                                           --------------      ---------------
                                               (200,860)             (64,087)

 Cash flows from financing activities:
      Net proceeds from (repayment of)
        demand notes payable                 (2,000,000)
      Net proceeds from (repayment of)
        loans payable                         3,000,000            (1,175,000)
      Proceeds from sale of common stock                               38,622
      Dividend to Spectrum Shareholders        (213,135)             (195,823)
                                           --------------      ---------------
                                                786,865            (1,332,201)

 Net change in cash and cash equivalents         37,203               (95,964)
 Cash and cash equivalents
        at beginning of period                  834,966               397,563
                                           --------------      ---------------
 Cash and cash equivalents
        at end of period                   $    872,169          $    301,599
                                          ===============      ===============

               Spectrum Numismatics International Inc. and Subsidiary
                   Consolidated Statement of Comprehensive Income
                        For the six months ended December 31,
                                     (Unaudited)

                                                   1998               1999
                                             --------------     --------------
 Net Income (Loss)                          $    (363,163)       $  (354,748)

 Other Comprehensive income (loss)
        Unrealized gains on securities                -                  -
        Less: reclassification adjustment for
        gains included in net income                  -                  -
                                             -------------     --------------
 Comprehensive income (loss)                $    (363,163)       $  (354,748)
                                             =============     ==============

           UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

The pro forma condensed combined balance sheets and statements of operations were derived by applying pro forma adjustments to Greg Manning Auctions, Inc.'s ("GMAI") historical audited and unaudited consoldiated financial statements incorporated by reference herein.

We have provided unaudited condensed combined financial statements of GMAI and Spectrum Numismatics International, Inc's ("Spectrum") after giving effect to the merger, which are referred to as "pro forma" information. In presenting these unaudited pro forma condensed combined financial statements, we treated our companies as if they have been combined for accounting and financial reporting purposes. This method is known as the "pooling of interests" method of accounting. You should be aware that these unaudited pro forma condensed combined financial statements are presented for illustrative purposes only and may not be indicative of the operating results or financial position that would have occurred or that will occur after the consummation of the merger.

The unaudited pro forma information set forth below gives effect to the merger of GMAI and Spectrum as if it had been completed on July 1, 1997 for purposes of the statement of operations, and as if it had been completed on December 31, 1999 for balance sheet purposes, subject to the assumptions and adjustments in the accompanying notes to the pro forma information.

The unaudited condensed combined financial information is derived from the historical financial statements of GMAI and Spectrum.



                                              GREG MANNING AUCTIONS, INC.
                                      and SPECTRUM NUMISMATICS INTERNATIONAL, INC.
                                       PRO FORMA CONDENSED COMBINED BALANCE SHEET
                                                   December 31, 1999
                                                       (Unaudited)

                                                    Historical                          Pro Forma
                                                    Greg Manning        Spectrum        Adjustments          Combined
                    Assets
 Current Assets

      Cash and cash equivalents                     $    688,275      $   301,599                        $    989,874
      Accounts receivable                              6,300,865          871,077                           7,171,942
      Auctions receivable
      Other accounts receivable                                            17,201                              17,201
      Advances to consignors                            3,663,331                                           3,663,331
      Inventory                                        10,749,043       7,309,989                          18,059,032
      Deferred tax asset                                  339,510                                             339,510
      Prepaid expenses and deposits                       339,308         151,526                             490,834
                                                    --------------    -------------                       ------------
       Total current assets                            22,080,332       8,651,392                          30,731,724

 Property and equipment (net)                             894,745          14,266                             909,011
  Goodwill (net)                                        4,397,200                                           4,397,200
  Customer lists (net)                                    311,667                                             311,667
  Trademarks (net)                                      2,825,000                                           2,825,000
  Other intangible assets                                                   1,395                               1,395
  Investment in joint ventures and other                  467,283         662,830                           1,130,113
  Marketable securities                                   138,166                                             138,166
  Other non-current assets                              4,123,331                                           4,123,331
                                                    --------------    -------------                        -----------
          Total assets                              $  35,099,558     $ 9,468,049                         $44,567,607
                                                    = ===========     ============                        ===========

 Liabilities and Stockholders' Equity
 Current liabilities:

      Demand notes payable                          $   4,752,000                                         $  4,752,000
      Notes payable                                     2,281,722     $ 4,825,000                            7,106,722
      Notes payable - related party                                     3,000,000                            3,000,000
      Payable to third party consignors                 3,595,303                                            3,595,303
      Accounts payable                                  1,469,744       1,052,263                            2,522,007
      Accrued expenses                                  3,852,309         184,137                            4,036,443
                                                    --------------    -------------                        ------------
          Total current liabilities                    15,951,078       9,061,397                           25,012,475
 Minority interest                                                          4,298                                4,298
 Notes payable - long term                              1,242,721                                            1,242,721
                                                    --------------    -------------                       -------------
          Total liabilities                            17,193,799       9,065,695                           26,259,494
 Stockholders' equity                                  17,905,759         402,354                           18,308,113
                                                    -------------     -------------                      ----------------
          Total liabilities and stockholders'
          equity                                    $  35,099,558      $ 9,468,049                         $44,567,607
                                                    = ===========     ============                       =============

                 See accompanying notes to unaudited pro forma condensed combined financial statements



                                               GREG MANNING AUCTIONS, INC.
                                       AND SPECTRUM NUMISMATICS INTERNATIONAL, INC.
                                   PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
                                             For the year ended June 30, 1998
                                                       (Unaudited)

                                                       Historical
                                              Greg Manning                             Pro Forma          Pro Forma
                                                Auctions           Spectrum          Adjustments          Combined
                                           -------------------  ---------------    -----------------  -----------------
    Aggregate Sales                          $ 22,487,908        $ 48,486,660                          $  70,974,568
                                             ============       ==============                            ==========

    Operating Revenues
      Sales of merchandise                   $  6,143,990        $ 48,486,660                          $  54,630,650
      Commissions earned                        2,546,431                                                  2,546,431
                                             -------------       -------------                          -------------
                                                8,690,421          48,486,660                             57,177,081

    Operating expenses
      Cost of merchandise sold                  4,568,670          41,587,592                             46,156,262
      General and administrativ                 4,266,507           3,251,527        $ (1,419,882)          6,098,152
      Marketing                                   580,999           1,164,800                              1,745,799
                                             -------------       -------------        -------------     -------------
      Operating income (loss)                    (725,755)          2,482,741          1,419,882           3,176,868

    Other income (expense)
      Gain on sale of marketable securities       672,452                                                    672,452
      Interest income                             376,932              58,256                                435,188
      Interest expense                           (610,181)         (1,235,948)                            (1,846,129)
      Income from operations of investments                           169,796                                169,796
                                              ------------       ------------         --------------     ------------
    Income (loss) before income taxes            (286,552)          1,474,845          1,419,882           2,608,175

    Provision for (benefit from) income taxes     (55,000)                             1,157,891           1,102,891
                                              ------------       -------------        --------------     ------------
    Net Income (Loss)                         $  (231,552)        $ 1,474,845        $   261,991         $ 1,505,284
                                              =============       ===========        ===========         ===========

    Basic and Diluted Earnings (loss) per share:
      Weighted average shares outstanding       4,419,997                                                  6,174,383
                                                =========                                                  =========
      Earnings (loss) per share                $    (0.05)                                                $     0.24
                                               ===========                                                ==========
                             See accompanying notes to unaudited pro forma condensed combined financial statements


                                           GREG MANNING AUCTIONS, INC.
                                    and SPECTRUM NUMISMATICS INTERNATIONAL, INC.
                                PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
                                         For the year ended June 30, 1999
                                                   (Unaudited)

                                                       Historical                    Pro Forma
                                                  GMAI             Spectrum           Adjustments           Combined
                                             ---------------    ---------------     ----------------     ---------------
 Aggregate Sales                          $     39,602,859   $     62,664,403                         $    102,267,262
                                             =  ===========     == ===========                           = ===========

 Operating revenues

     Sales of merchandise                 $       9,865,894  $      62,664,403                        $      72,530,297
     Commissions earned                           4,933,481                                                   4,933,481
                                             ---------------    ---------------                          ---------------
      Total revenues                             14,799,375         62,664,403                               77,463,778

 Operating expenses

     Cost of merchandise sold                     7,069,174         58,601,750                               65,670,924
     General and administrative                   6,785,720          2,693,817   $        (626,410)           8,853,127
     Marketing                                    1,556,206            476,453                                2,032,659
                                             ---------------    ---------------     ----------------     ---------------
      Operating income (loss)                     (611,725)            892,383              626,410             907,068

 Other income (expense)
     Gain on sale of marketable                   2,023,206                                                   2,023,206
        securities
     Gain on sale of investment                                        531,834                                  531,834
     Interest income                                365,315             87,076                                  452,391
     Interest expense                              (720,712)          (904,170)                              (1,624,882)
     Income (loss) from operations
      of  investments                               (19,430)            138,306                                 118,876
     Minority interest                                                   (6,640)                                 (6,640)
                                             ---------------    ---------------     ----------------     ---------------
      Income (loss) before income taxes           1,036,654            738,789              626,410           2,401,853

 Provision for income taxes                         456,000             12,800              587,200           1,056,000
                                             ---------------    ---------------     ----------------     ---------------
      Net income (loss)                   $        580,654   $        725,989    $          39,210    $       1,345,853
                                            ==============     ==============       ===============      ===============

 Basic earnings per share:
     Weighted average shares
      outstanding                                5,601,251                                                    7,355,637
                                              ============                                                 =============
     Basic earnings per share             $           0.10                                            $           0.18
                                               ===========                                                     ========


 Diluted earnings per share:
     Weighted average shares
      outstanding                                6,044,608                                                    7,798,994
                                              ============                                                   ==========
     Diluted earnings per share           $           0.10                                                         0.17
                                                     =====                                                         ====

                 See accompanying notes to unaudited pro forma condensed combined financial statements



                                                GREG MANNING AUCTIONS, INC.
                                         and SPECTRUM NUMISMATICS INTERNATIONAL, INC.
                                     PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
                                        For the three months ended December 31, 1998
                                                         (Unaudited)

                                                               Historical                    Pro Forma
                                                  -------------------------------------
                                                           GMAI            Spectrum        Adjustments           Combined
                                                      ---------------   ---------------   -----------------  -----------------
 Aggregate Sales                                   $     10,768,259        $  14,784,219                           $  25,552,478
                                                     =  ===========        =============                          ==============
 Operating revenues

       Sales of merchandise                        $       3,454,335        $ 14,784,219                              18,238,554
       Commissions earned                                  1,214,406                                                   1,214,406
                                                      ---------------      -------------                           --------------
            Total revenues                                 4,668,741          14,784,219                              19,452,960

 Operating expenses

       Cost of merchandise sold                            2,415,765          13,774,156                              16,189,921
       General and administrative                          1,567,440           2,088,160    $   (1,040,030)            2,615,570
       Marketing                                             302,693                                                     373,583
                                                                                  70,890

                                                      ---------------       -------------   ----------------       --------------
            Operating income (loss)                          382,843          (1,148,987)        1,040,030               273,886

 Other income (expense)
       Gain on sale of marketable securities                 102,635                                                     102,635
       Interest income                                       105,807             61,898                                  167,705
       Interest expense                                     (178,976)          (246,448)                                (425,424)
       Minority interest                                                            952                                      952
                                                      ---------------      -------------   ----------------        --------------
            Income (loss) before income taxes                412,309         (1,332,585)         1,040,030               119,754

 Provision for income taxes                                  156,058                              (137,595)               18,463
                                                      ---------------      -------------   ----------------        -------------
            Net income (loss)                      $        256,251        $ (1,332,585)    $    1,177,625          $    101,291
                                                      ==============        ===========       = ==========           ===========
                                                                     $                                    $

 Basic earnings per share:
       Weighted average shares outstanding                5,404,399                                                7,158,785
                                                          ==========                                               =========
       Basic earnings per share                    $           0.05                                       $             0.01
                                                              =====                                                    ====

 Diluted earnings per share:
       Weighted average shares outstanding                6,042,267                                                7,796,653
                                                          ==========                                               =========
       Diluted earnings per share                  $           0.04                                       $             0.01
                                                              =====                                                    ====

                    See accompanying notes to unaudited pro forma condensed combined financial statements


                                             GREG MANNING AUCTIONS, INC.
                                      and SPECTRUM NUMISMATICS INTERNATIONAL, INC.
                                  PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
                                       For the six months ended December 31, 1998
                                                       (Unaudited)

                                                                  Historical                      Pro Forma
                                                    ---------------------------------------
                                                          Greg Manning         Spectrum          Adjustments            Combined
                                                                                            ---------------------- ----------------
                                                            Auctions
                                                        ------------------   --------------
 Aggregate Sales                                         $    15,250,467       $ 30,459,019                   $    45,709,486
                                                           =  ===========      ===========                         ==========

 Operating revenues

     Sales of merchandise                                $     4,450,964         30,459,019                   $    34,909,983
     Commissions earned                                        1,815,855                                            1,815,855
                                                          ----------------     --------------                  ---------------
      Total revenues                                           6,266,819         30,459,019                        36,725,838

 Operating expenses

     Cost of merchandise sold                                  3,137,931         28,197,920                        31,335,851
     General and administrative                                2,427,211          2,372,310      $  (640,020)       4,159,501
     Marketing                                                   434,911            241,277                           676,188
                                                           ---------------     --------------      ----------     ------------
      Operating income (loss)                                    266,766           (352,488)          640,020         554,298

 Other income (expense)
   Gain on sale of marketable securities                         659,452                                              659,452
   Other income                                                                      36,158                            36,158
   Interest income                                               202,449             54,760                           257,209
   Interest expense                                             (281,666)          (522,894)                         (804,560)
   Income (loss) from operations of
         investments                                                                431,510                           431,510
   Minority interest                                                                 (1,794)                           (1,794)
                                                         -----------------     --------------     ------------     -----------
         Income (loss) before income taxes                       847,001           (354,748)           640,020      1,132,273

 Provision for income taxes                                      381,129                               123,863        504,992
                                                        ------------------     --------------     -------------    -----------
     Net income (loss)                               $           465,872       $   (354,748)      $    516,157     $   627,281
                                                        =================        ===========      ===========      ============
 Basic earnings per share:
   Weighted average shares outstanding                         4,912,198                                             6,666,584
                                                               ==========                                            =========
   Basic earnings per share                          $              0.09                                      $           0.09
                                                                                                                        =======

 Diluted earnings per share:
   Weighted average shares outstanding                         5,307,226                                             7,061,612
                                                               ==========                                            =========
   Diluted earnings per share                        $              0.09                                      $           0.09
                                                                    ====                                                 =====
                      See accompanying notes to unaudited pro forma condensed combined financial statements




                                                 GREG MANNING AUCTIONS, INC.
                                         and SPECTRUM NUMISMATICS INTERNATIONAL, INC.
                                     PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
                                        For the three months ended December 31, 1999
                                                         (Unaudited)

                                                               Historical                    Pro Forma
                                                  -------------------------------------
                                                          GMAI            Spectrum          Adjustments         Combined
                                                      ---------------   ---------------   -----------------  -----------------
 Aggregate Sales                                   $     10,253,865         $ 9,386,705                           $ 19,640,570
                                                         ===========         ==========                            ==========
 Operating revenues

       Sales of merchandise                        $       2,330,381          9,386,705                             11,717,086
       Commissions earned                                  1,264,263                                                 1,264,263
                                                      ---------------         ----------                            -----------
            Total revenues                                 3,594,644          9,386,705                             12,981,349

 Operating expenses

       Cost of merchandise sold                            1,956,575          8,961,558                             10,918,133
       General and administrative                          2,907,954            616,045   $       (64,559)           3,459,440
       Marketing                                             469,740            107,930                                577,670
                                                      ---------------   ---------------   ----------------          ----------
            Operating income (loss)                       (1,739,625)          (298,828)           64,559           (1,973,894)

 Other income (expense)

       Interest income                                       102,086             59,707                                161,793
       Interest expense                                     (235,992)          (192,174)                              (428,166)
       Income (loss) from operations of
            investments                                      (15,385)            80,087                                 64,702
        Minority interest                                                          (495)                                  (495)
                                                      ---------------   ---------------   ----------------          ----------
            Income (loss) before income taxes             (1,888,916)          (351,703)           64,559           (2,176,060)

 Provision for income taxes                                (708,238)                             (135,050)            (843,288)
                                                      ---------------   ---------------   ----------------         -----------
            Net income (loss)                      $     (1,180,678)        $  (351,703)  $       199,609         $(1,332,772)
                                                      == ===========         ===========  ===============          ===========

 Basic earnings per share:
       Weighted average shares outstanding                6,858,620                                                  8,613,006
                                                      === ==========                                                 =========
       Basic earnings per share                    $         (0.17)                                               $    (0.15)
                                                              ======                                                   ======

 Diluted earnings per share:
       Weighted average shares outstanding                6,858,620                                                 8,613,006
                                                      === ==========                                                =========
       Diluted earnings per share                  $         (0.17)                                               $    (0.15)
                                                              ======                                                   ======

                    See accompanying notes to unaudited pro forma condensed combined financial statements

                                                  GREG MANNING AUCTIONS, INC.
                                          and SPECTRUM NUMISMATICS INTERNATIONAL, INC.
                                      PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
                                           For the six months ended December 31, 1999
                                                           (Unaudited)

                                                                     Historical                    Pro Forma
                                                        --------------------------------------
                                                             Greg Manning         Spectrum         Adjustments         Combined
                                                              Auctions         ---------------   ----------------    -------------
                                                             ----------------
 Aggregate Sales                                        $    20,321,749         $  20,951,810                        $ 41,273,559
                                                             ===========          ===========                          ==========

 Operating revenues

       Sales of merchandise                             $      4,708,770        $  20,951,810                        $ 25,660,580
       Commissions earned                                      2,528,369                                                2,528,369
                                                        -----------------       --------------                       -------------
        Total revenues                                         7,237,139           20,951,810                          28,188,949

 Operating expenses

       Cost of merchandise sold                                3,814,774           19,966,420                          23,781,194
       General and administrative                              5,061,748              921,666      $    13,607          5,997,021
       Marketing                                                 993,668              143,726                           1,137,394
                                                        -----------------       --------------      -----------      -------------
        Operating income (loss)                               (2,633,051)             (80,002)         (13,607)        (2,726,660)

 Other income (expense)
       Gain on sale of marketable securities                      14,494                                                   14,494
       Other income                                                                    48,682                              48,682
       Interest income                                           326,372               14,527                             340,899
       Interest expense                                         (406,824)            (426,020)                           (832,844)
       Income (loss) from operations of
            investments                                          (74,698)              80,088                               5,390
       Minority interest                                                                 (439)                               (439)
                                                        -----------------       --------------      ----------       -------------
            Income (loss) before income taxes                 (2,773,707)            (363,164)         (13,607)        (3,150,478)

 Provision for income taxes                                   (1,116,024)                             (163,591)        (1,279,615)
                                                        -----------------       --------------      -----------      -------------
            Net income (loss)                           $     (1,657,683)       $    (363,164)      $  149,984       $ (1,870,863)
                                                        ==   ===========             =========      ===========       ===========

 Basic earnings per share:
       Weighted average shares outstanding                    6,820,071                                                 8,574,457
                                                              ==========                                                =========
       Basic earnings per share                               $   (0.24)                                              $   (0.22)
                                                        ================                                                  =======
 Diluted earnings per share:
       Weighted average shares outstanding                    6,820,071                                                 8,574,457
                                                             ==========                                                 =========
       Diluted earnings per share                             $   (0.24)                                                $ (0.22)
                                                        ================                                                =======

                      See accompanying notes to unaudited pro forma condensed combined financial statements


                             Greg Manning Auctions, Inc.
                    And Spectrum Numismatics International, Inc.

                      Pro Forma Condensed Combined Statement of

                    Comprehensive Income for the six months ended

                                    December 31,
                                     (Unaudited)

                                                 1998               1999
                                           --------------     --------------
 Net Income (Loss)                        $     627,281       $ (1,870,863)

 Other Comprehensive income (loss)
        Unrealized gains on securities          353,650
        Less: reclassification adjustment for
        gains included in net income           (395,671)
                                           --------------     --------------
 Comprehensive income (loss)               $    585,260       $ (1,870,863)
                                           ==============     ==============

See accompanying notes to unaudited pro forma condensed combined financial statements

                           GREG MANNING AUCTIONS, INC.
                          NOTES TO UNAUDITED PRO FORMA
                   CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                          For the  year  ended  June  30,
                   1999 and For the three  and six  month  periods
                         ended December 31, 1998 and 1999

( 1 )  Basis of Presentation

The unaudited pro forma condensed combined financial statements assume a business combination between GMAI and Spectrum accounted for using the pooling of interests method and are based upon the respective historical financial statements and the accompanying notes of GMAI and Spectrum.

The Company's December 31, 1999 consolidated balance sheets and statements of operations (unaudited), which was included with the Form 10-QSB filed on February 14, 2000, did not reflect the acquisition of Spectrum Numismatics International, Inc. ("Spectrum").

The statements of operations of Spectrum included in the Pro Forma Condensed Consolidated Statements of Operations (Unaudited) for the years ended June 30, 1998 and 1999 and for the six month periods ended December 31, 1998 and 1999 represent the operations of Spectrum prior to the acquisition for the years ended June 30, 1998 and 1999 and for the three and six month periods ended December 31, 1998 and 1999.

The Pro Forma Condensed Consolidated Statements of Operations for the years ended June 30, 1998 and 1999 and for the three and six month periods ended December 31, 1998 and 1999 do not purport to be indicative of the results that actually would have been obtained if the operations were combined at the beginning of the fiscal year ended June 30, 1998, and this presentation is not intended to be a projection of future results or trends.

( 2 ) General and Administrative Operating Expenses

The pro forma adjustments to General and Administrative Operating Expenses for the years ended June 30, 1998 and 1999 and for the three and six month periods ended December 31, 1998 and 1999 consist of adjustments to salaries and wages for in the amount of ($ 1,419,882), ($ 626,410), ($ 1,040,030), ($ 640,020),
($ 64,559), and $ 13,607, respectively, to reflect salaries and bonuses per employment contracts signed at the closing.

( 3 ) Income Tax and Tax Benefit

The pro forma adjustments for income tax and tax benefits for the years ended June 30, 1998 and 1999 and for the three and six month periods ended December 31, 1998 and 1999 are the estimates of the federal and state income taxes that would be due assuming Spectrum was acquired on July 1, 1997. No federal or state income tax or tax benefit was previously recorded by Spectrum because Spectrum had elected to be taxed under the S Corporation provisions of the Internal Revenue Code.

                                  EXHIBIT INDEX

Exhibit No.                Description

23                         Consent of Independent Accountants

                                                                    SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

GREG MANNING AUCTIONS, INC.




By: ___/s/_______________________
Name: Greg Manning
Title: Chairman, President and

         Chief Executive Officer

By: ___/s/_______________________
Name: James A. Smith
Title: Chief Financial Officer